UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, in connection with its previously announced pending acquisition of Murray’s Inc. and its subsidiaries ("Murray’s"), CSK Auto, Inc. ("Auto"), a wholly-owned subsidiary of CSK Auto Corporation ("Parent"), entered into an amendment to its Second Amended and Restated Credit Agreement (the "Amendment") to permit an additional $50 million of borrowing availability, which Auto had obtained as a temporary potential alternative source of financing for the acquisition. In light of its completion of its previously announced offering of senior exchangeable notes (discussed herein), Auto believes that the $50 million of additional availability is unnecessary and has taken appropriate action to cause such additional availability to be eliminated.

The foregoing does not constitute a complete summary of the terms of the Amendment, which is attached hereto as Exhibit 10.1. The description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Senior Exchangeable Notes
On December 19, 2005, Auto issued $85.0 million of 4 5/8% Senior Exchangeable Notes due 2025 (the "Notes") pursuant to its previously announced private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate offering price of the Notes was $85.0 million, and the aggregate discount to the initial purchaser of the Notes was $2.55 million.

The Notes were issued pursuant to an Indenture, dated as of December 19, 2005, among Auto, Parent, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the "Indenture"). The Indenture is filed as Exhibit 4.1 to this Current Report, and the description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.

As previously announced, the Notes bear interest at a rate of 4.625% per year until December 15, 2010 and will bear interest at a rate of 4.375% per year thereafter. Interest on the Notes is payable semi-annually in arrears on December 15 and June 15 of each year, beginning on June 15, 2006. The Notes mature on December 15, 2025, unless earlier exchanged, redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture. Auto granted the initial purchaser of the Notes a 30-day option to purchase up to an additional $15 million principal amount of Notes solely to cover over-allotments, if any.
The Notes are exchangeable into cash and shares, if any, of Parent’s common stock, prior to stated maturity, under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after January 29, 2006, if the last reported sale price of Parent’s common stock is greater than or equal to 130% of the exchange price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) if Auto calls the Notes for redemption; or (3) upon the occurrence of certain corporate transactions described in the Indenture. The exchange rate will initially be 49.8473 shares of Parent’s common stock per $1,000 principal amount of Notes, which is equivalent to an exchange price of approximately $20.06 per share of Parent’s common stock, subject to adjustment upon the occurrence of specified events. Upon exchange, Auto will deliver cash equal to the lesser of the aggregate principal amount of Notes to be exchanged and its total exchange obligation, and in the event its total exchange obligation exceeds the aggregate principal amount of Notes to be exchanged, shares of Parent’s common stock in respect of that excess.

Auto may redeem some or all of the Notes for cash, at any time and from time to time, on or after December 15, 2010 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Holders may require Auto to repurchase some or all of the Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding the repurchase date on December 15, 2010, December 15, 2015, and December 15, 2020, or following a fundamental change as described in the Indenture.

The Notes are Auto’s direct, unsecured and senior obligations and rank equal in priority with all of Auto’s existing and future unsecured and senior indebtedness and senior in right of payment to all of Auto’s existing and future subordinated indebtedness. The Notes are guaranteed by Parent and by all of Auto’s present and future domestic subsidiaries (including the entities formed and acquired in connection with the acquisition of Murray’s), jointly and severally, on a senior basis. Payment of principal and interest on the Notes will be structurally subordinated to the liabilities of any of Auto’s future non-guarantor subsidiaries.

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated December 19, 2005, among Auto, Parent, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as initial purchaser (the "Registration Rights Agreement"). The Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Under the Registration Rights Agreement, Auto has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of Parent’s common stock issuable upon exchange thereof pursuant to Rule 415 under the Securities Act no later than the 90th day after the date of the issuance of the Notes and thereafter use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the date of the issuance of the Notes and keep the shelf registration statement effective as specified in the Registration Rights Agreement. If Auto fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes at a rate equal to 0.25% per annum of the outstanding principal amount thereof for the first 90 days after the occurrence of the event of default and 0.50% per annum of the outstanding principal amount thereof after the first 90 days. In no event shall such additional interest accrue at a rate exceeding 0.50% per annum.

An affiliate of JPMorgan Securities Inc., the initial purchaser of the Notes and party to the Registration Rights Agreement, is administrative agent under the Credit Agreement described above. JPMorgan Securities Inc., and certain of its affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Auto or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 19, 2005, Parent issued a press release announcing that it completed the acquisition of Murray’s and the issuance by Auto of the Notes. The net proceeds from the issuance of the Notes were used to fund a portion of the acquisition cost of the acquisition of Murray’s. The press release is attached as exhibit 99.1.

The information furnished under this Item 7.01 and in the Exhibit 99.1 attached hereto is intended to be furnished and is supplemental to the information filed under Items 1.01, 2.03 and 3.02 in this Current Report, and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description
Exhibit 4.1 - Indenture, dated as of December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of Note).

Exhibit 10.1 - First Amendment to Second Amended and Restated Credit Agreement, dated as of December 16, 2005, among CSK Auto, Inc., the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 10.2 - Registration Rights Agreement, dated December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as initial purchaser.

Exhibit 99.1 - Press Release dated December 19, 2005.

Portions of this filing may constitute “forward-looking statements” as defined by federal law. Although Parent believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in Parent's performance is contained in Parent's filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

December 19, 2005	By:	/s/ James B. Riley

Name: James B. Riley
Title: Senior Vice President Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (including form of Note).
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of December 16, 2005, among CSK Auto, Inc., the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Registration Rights Agreement, dated December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as initial purchaser.
99.1	Press Release dated December 19, 2005.